UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2015 (September 15, 2015)

GUIDED THERAPEUTICS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 15, 2015, the Company held a special meeting of stockholders at its office in Norcross, Georgia.  As of the record date, July 24, 2015, there were 113,539,242 shares of Common Stock and 1,277 shares of Series B preferred stock (common stock equivalent being 12,214,252 shares), voting on an as-converted basis entitled to vote at the annual meeting. Represented at the meeting in person or by proxy were 104,540,230 votes representing 83 percent of the total shares of Common Stock entitled to vote at the meeting.

The purpose of the meeting was to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock to a total of 500,000,000 shares and for the adjournment of the special meeting, if necessary or appropriate in the discretion of the chairman of the special meeting, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the first proposal. The following table sets forth the results of the vote on the matters:

Proposal	Vote type	Common Voted	Series B Voted	Total Votes	O/S (%)
Increase Common Shares	For	71,392,673	12,214,252	83,606,925	66%
	Against	20,152,365	-	20,152,365	16%
	Abstain	780,940	-	780,940	1%

Adjournment	For	73,700,329	12,214,252	85,914,581	68%
	Against	18,404,084		18,404,084	15%
	Abstain	221,565	-	221,565	0.2%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright, Ph.D.
By: Gene S. Cartwright, Ph.D.
President and Chief Executive Officer

Date: September 15, 2015

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